UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 28, 2005
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On November 28, 2005, the Board of Directors of Magellan Petroleum Corporation (the “Company”) awarded nonqualified stock options (“Options”) to each of the four (4) members of the Company’s Board of Directors, on the following terms:

Name	Shares	Exercise Price	Expiration Date
Donald V. Basso	100,000 shares	$1.60	Nov. 28, 2015
Timothy L. Largay	100,000 shares	$1.60	Nov. 28, 2015
Walter McCann	100,000 shares	$1.60	Nov. 28, 2015
Ronald P. Pettirossi	100,000 shares	$1.60	Nov. 28, 2015
     Each of the Options is immediately exercisable in full. Each of the Option Awards is evidenced by an award agreement entered into between the Company and the optionee. A copy of the Company’s form of Nonqualified Stock Option Award Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	10.1	Form of NonQualified Stock Option Award Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	President, Chief Executive Officer And Chief Financial Officer

Dated: November 30, 2005

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	Form of NonQualified Stock Option Award Agreement	5